     As filed with the Securities and Exchange Commission on July 31, 1996
                                                   Registration No. 333- ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               RESOUND CORPORATION
             (Exact name of Registrant as specified in its charter)

                         ------------------------------

             CALIFORNIA                                        77-0019588
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                         ------------------------------

                                220 SAGINAW DRIVE
                                 SEAPORT CENTRE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 780-7800
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         ------------------------------

                             1988 STOCK OPTION PLAN
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                         ------------------------------

                               PETER RIEPENHAUSEN
                      President and Chief Executive Officer
                               ReSound Corporation
                                220 Saginaw Drive
                                 Seaport Centre
                         Redwood City, California 94063
                                 (415) 780-7800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:
                              ELIAS J. BLAWIE, ESQ.
                              LAURA A. GORDON, ESQ.
                                VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

        Title of                Amount            Proposed Maximum       Proposed Maximum          Amount of
    Securities to be             to be             Offering Price       Aggregate Offering        Registration
       Registered             Registered              Per Share                Price                  Fee
===================================================================================================================
 Common Stock, $.01
 par value.........       1,200,000 shares(1)        $10.88(2)           $13,056,000.00            $4,502.07

 Common Stock, $.01
 par value.........         200,000(1)               $ 9.25(3)           $ 1,850,000.00            $  637.93

        Total......       1,400,000                                      $14,906,000.00            $5,140.00
===================================================================================================================

(1) Excludes all shares previously registered under Registrant's 1988 Stock Option Plan and 1992 Employee Stock Purchase Plan on Form S-8 (Registration No. 33-61302, Registration No. 33-80874 and Registration No. 33-94272).

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the closing price of the Common Stock as reported in the Nasdaq National Market on July 26, 1996 because the price at which options to be granted in the future may be exercised is not currently determinable.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the closing price of the Common Stock as reported in the Nasdaq National Market on July 26, 1996, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the 1992 Employee Stock Purchase Plan.

         The contents of the Registrant's Form S-8 Registration Statement (Registration No. 33-61302) filed April 20, 1993, as amended by Post-Effective Amendment No. 1 to S-8 Registration Statement filed October 31, 1994 are hereby incorporated by reference.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

                  Exhibit
                  Number   Document
                  -------  --------
                  4.1      1988 Stock Option Plan, as amended to date, and forms
                           of option agreements for use with plan.

                  4.2 1992 Employee Stock Purchase Plan, as amended to date.

                  5.1 Opinion of Counsel as to legality of securities being registered.

                  23.1     Consent of Ernst & Young LLP, Independent Auditors
                           (see page 6).

                  23.2     Consent of Counsel (contained in Exhibit 5.1 hereto).

                  24.1     Power of Attorney (see page 4).

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant, ReSound Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on July 30, 1996.



                                       RESOUND CORPORATION


                                       By: /s/ Paul Busse
                                          -------------------------------------
                                          Paul Busse, Senior Vice President of
                                          Finance and Administration
                                          and Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig W. Johnson and Paul Busse, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                         Title                           Date
                  ---------                                         -----                           ----
           /s/ Peter Riepenhausen               President, Chief Executive Officer             July 30, 1996
- --------------------------------------------    and Director (Principal Executive
            (Peter Riepenhausen)                Officer)


               /s/ Paul Busse                   Chief Financial Officer and                    July 30, 1996
- --------------------------------------------    Senior Vice President of
                (Paul Busse)                    Finance and Administration
                                                (Principal Financial and
                                                Accounting Officer)


                                                Director                                       July   , 1996
- --------------------------------------------
             (Rodney Perkins)


         /s/ Robert K. Anderson                 Director                                       July 30, 1996
- --------------------------------------------
          (Robert K. Anderson)


           /s/ Richard L. Goode                 Director                                       July 30, 1996
- --------------------------------------------
            (Richard L. Goode)


            /s/ Eugene Kleiner                  Director                                       July 30, 1996
- --------------------------------------------
             (Eugene Kleiner)


          /s/ Philip S. Schlein                 Director                                       July 30, 1996
- --------------------------------------------
           (Philip S. Schlein)


           /s/ Robert C. Wilson                 Director                                       July 30, 1996
- --------------------------------------------
            (Robert C. Wilson)

                                                                   Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1988 Stock Option Plan and the 1992 Employee Stock Purchase Plan of ReSound Corporation of our report dated January 26, 1996, except for Note 12, as to which the date is April 8, 1996, with respect to the consolidated financial statements and schedule of ReSound Corporation included in its Annual Report as amended (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                      ERNST & YOUNG LLP


Palo Alto, California
July 30, 1996

                                INDEX TO EXHIBITS

Exhibit
Number
- -------
4.1      1988 Stock Option Plan, as amended to date, and forms of option agreements for use with plan.

4.2      1992 Employee Stock Purchase Plan, as amended to date.

5.1      Opinion of Counsel as to legality of securities being registered.

23.1     Consent of Ernst & Young LLP, Independent Auditors (see page 6)

23.2     Consent of Counsel (contained in Exhibit 5.1 hereto)

24.1     Power of Attorney (see page 4).